Exhibit 10.41
Tommy L. Andrews, Steven F. Coleman, Laura De Cespedes, Nelson G. Eng, George W. Gresham, Shailesh M. Kotwal and Kay J. Nichols have entered into amendments to their Transition Assistance Agreements that are substantially identical in all respects to the Transition Agreement Amendment with Clyde L. Thomas that is filed as Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.